UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2013
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Trucking Transportation Services Agreement

On March 26, 2013, Tesoro Logistics Operations LLC ("TLO"), a subsidiary of Tesoro Logistics LP ("TLLP"), entered into the Second Amended and Restated Trucking Transportation Services Agreement (the "Trucking Agreement") with Tesoro Refining & Marketing Company LLC ("TRMC"), under which TLLP will coordinate the collection, transportation and delivery of crude oil acquired by TRMC in Montana and North Dakota and intended for delivery by truck into Tesoro's High Plains pipeline system or other delivery points as mutually agreed upon. TLLP will also provide TRMC with related accounting and data services under the agreement. TRMC has agreed to a minimum volume commitment of an average of 25,500 bpd per month for the period April 1, 2012 through March 31, 2013, and an average of 30,500 bpd per month for the duration of the Trucking Agreement ("Minimum Volume Commitment"). If TRMC fails to use TLLP to gather, transport and deliver an amount of crude oil equal to its Minimum Volume Commitment during any calendar month, then TRMC will pay TLLP a shortfall payment equal to the volume of the shortfall multiplied by a per-barrel shortfall rate to be provided in a purchase order. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for volumes TLLP gathers, transports and delivers in excess of TRMC's Minimum Volume Commitment during any of the succeeding three months. The Trucking Agreement also allows for changes to ancillary services, excess volumes, incremental volumes, and related costs and fees to be made by purchase orders to be executed among the parties. The purchase orders will allow the parties to more easily react to changes and facilitate the exchange of information.

The foregoing description is not complete and is qualified in its entirety by reference to the Trucking Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the Northwest Products System Asset Sale and Purchase Agreements

On March 28, 2013, Tesoro Logistics Northwest Pipeline LLC ("Tesoro Northwest"), a subsidiary of TLLP, entered into an amendment to the asset sale and purchase agreement dated as of December 6, 2012 with Chevron Pipe Line Company for the purchase of Chevron's Northwest Products Pipeline System, as defined, including certain petroleum products pipeline rights, properties, facilities and equipment located in certain areas between Salt Lake City, Utah and Spokane, Washington (the "Pipeline Purchase Agreement").  On the same date, TLO entered into an amendment to the asset sale and purchase agreement dated as of December 6, 2012 with Northwest Terminalling Company for the purchase of certain products terminal rights, properties, facilities and equipment located at Pocatello and Boise, Idaho and Pasco, Washington (the “Terminal Purchase Agreement” and, together with the Pipeline Purchase Agreement, the “Agreements”).  The amendments extend the Final Closing Date under Section 4.1(B) of each of the Agreements from April 1, 2013 to June 1, 2013.  Closing of the transactions contemplated by each of the Agreements, which require approval from the Federal Trade Commission, remain subject to the satisfaction of certain customary closing conditions.

The foregoing description is summary in nature and is qualified in its entirety by reference to the Amendment to the Terminal Purchase Agreement and the Amendment to the Pipeline Purchase Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

2.1
Amendment to Northwest Products System - Terminal Interests Asset Sale and Purchase Agreement by and between Tesoro Logistics Operations LLC and Northwest Terminalling Company, dated as of March 28, 2013.

2.2	Amendment to Northwest Products Pipeline System Asset Sale and Purchase Agreement by and between Tesoro Logistics Northwest Pipeline LLC and Chevron Pipe Line Company, dated as of March 28, 2013.

10.1	Second Amended and Restated Trucking Transportation Services Agreement, dated as of March 26, 2013, among Tesoro Logistics Operations, LLC and Tesoro Refining & Marketing Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 1, 2013

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

2.1
Amendment to Northwest Products System - Terminal Interests Asset Sale and Purchase Agreement by and between Tesoro Logistics Operations LLC and Northwest Terminalling Company, dated as of March 28, 2013.

2.2	Amendment to Northwest Products Pipeline System Asset Sale and Purchase Agreement by and between Tesoro Logistics Northwest Pipeline LLC and Chevron Pipe Line Company, dated as of March 28, 2013.

10.1	Second Amended and Restated Trucking Transportation Services Agreement, dated as of March 26, 2013, among Tesoro Logistics Operations, LLC and Tesoro Refining & Marketing Company LLC.

4